Cary, NC
Contact:  Shawn Poe, CFO   816-903-8225

Ply Gem Reports First Quarter 2008 Results

May 9, 2008, Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of residential exterior building products in North America, today announced first quarter 2008 net sales of $256.4 million, a 10.1% decrease from the $285.3 million for  the same period in 2007.
Adjusted EBITDA for the first quarter of 2008 was $4.9 million compared to $18.8 million for the first quarter of 2007.
Net loss for the first quarter of 2008 was $21.8 million compared to a net loss of $10.9 million for the first quarter of 2007.  Ply Gem’s net loss for the first quarter of 2008 included $0.3 million of after tax impact of a foreign currency loss, while our net loss for the first quarter of 2007 included $0.1 million of after tax impact of a foreign currency gain.
Gary E. Robinette, President and CEO, said “Ply Gem's first quarter sales and EBITDA performance reflects the challenging market conditions that exist in the housing markets today.  Our first quarter 2008 financial performance was negatively impacted by lower sales volume due to market demand and increasing raw material and freight costs, partially offset by the cost savings that were realized as a result of our Siding and Window Groups’ acquisitions integration and our expense reduction efforts that have been undertaken in all areas of our business in response to what is expected to be a prolonged downturn in the housing market.”
Mr. Robinette continued, "As a result of continued declines in both the residential new construction and repair/remodeling markets, as well as, market wide increases in raw material prices and fuel costs, the Company anticipates that our Adjusted EBITDA will be negatively impacted and as a result we expect it to be below the level necessary to be in compliance with the Leverage Ratio required by our credit agreement for the fiscal quarters in 2008 following the first fiscal quarter.  As a result and as previously announced on May 8, 2008, Ply Gem has entered into discussions with the agent bank under its Senior Term Loan Credit Agreement in order to seek amendments to the Leverage Ratio financial covenant contained in the credit agreement.  Although the Company cannot comment further on discussions at this time, we will continue to provide updates on this issue as appropriate.
As a reminder, Ply Gem will complete the relocation of its corporate offices from Kearney, MO to Cary, NC effective May 16, 2008.  The address of Ply Gem’s new corporate office is as follows:

        Ply Gem Industries, Inc.
                5020 Weston Parkway
Suite 400
                Cary, NC 27513

(919)-677-3900

Ply Gem Industries, Inc. is a leading manufacturer of residential exterior building products.  The company sells a broad range of vinyl siding, vinyl, aluminum and wood windows, aluminum trim coil, aluminum siding and accessories, and vinyl and composite fence and railing products.  Ply Gem is a wholly-owned subsidiary of Ply Gem Holdings, Inc.  For more information, please visit the Company’s website at www.plygem.com.
Ply Gem management will host a conference call on May 9, 2008 at 11:00 a.m. EST to report first quarter results.  To participate please call 800-706-7745 and use call confirmation number 16488823.
Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise.  This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.
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PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended
	March 29,	March 31
	2008	2007
	(Amounts in thousands)

Net Sales	$256,373	$285,274
Costs and Expenses:
Cost of products sold	224,266	238,084
Selling, general and administrative expense	41,477	37,397
Amortization of intangible assets	4,914	4,634
Total Costs and Expenses	270,657	280,115
Operating earnings (loss)	(14,284)	5,159
Foreign currency gain (loss)	(551)	216
Interest expense	(23,074)	(25,266)
Interest income	203	577
Income (loss) before provision for income taxes	(37,706)	(19,314)
Provision for income taxes	(15,864)	(8,450)
Net loss	$(21,842)	$(10,864)

The accompanying notes are an integral part of this unaudited condensed consolidated statement of operations.

1.           The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the period from January 1, 2008 through March 29, 2008 are not necessarily indicative of the results that may be expected for the year ended December 31, 2008.
The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2007 audited consolidated financial statements of Ply Gem Holdings, Inc. and the unaudited condensed consolidated financial statements of Ply Gem Holdings, Inc. as of March 29, 2008, and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.
The Company’s fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter.  Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.    Adjusted EBITDA means net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), amortization of non-cash write-off of the portion of excess purchase price from acquisitions allocated to inventories, third-party charges associated with business combination financing costs (“other expense”), restructuring and integration costs associated with acquisitions, and cumulative effect of accounting changes.  Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies.  Management believes that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.  Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business.  Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP.  You are cautioned not to place undue reliance on Adjusted EBITDA.

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the three months ended
	March 29, 2008	March 31, 2007
Net Loss	$(21,842)	$(10,864)
Interest expense, net	22,871	24,689
Provision (benefit) for income taxes	(15,864)	(8,450)
Depreciation and amortization	16,026	13,238
Non Cash (gain)/loss on currency transaction	551	(216)
Restructuring/Integration Expense	3,198	445
Adjusted EBITDA	$4,940	$18,842

3.	Long-term debt amounts in the selected balance sheets at March 29, 2008 and December 31, 2007 consisted of the following:

	March 29, 2008	December 31, 2007
	(Amounts in thousands)

Senior term loan facility	$677,860	$677,910
Senior revolving credit facility	15,000	-
Senior subordinated notes	360,174	360,186
	1,053,034	1,038,096
Less current maturities	23,488	6,873
	$1,029,546	$1,031,223

4.	The following is a summary of selected balance sheet amounts at March 29, 2008 and December 31, 2007:

	March 29, 2008	December 31, 2007
	(Amounts in thousands)

Cash and cash equivalents	$24,902	$65,207
Accounts receivable, less allowances	134,652	111,653
Inventories	119,402	128,282
Prepaid expenses and other current assets	19,655	16,462
Property and equipment, net	191,589	198,996
Goodwill	834,268	835,820
Intangible assets, net	208,344	213,257
Accounts payable	95,634	96,256
Current maturities of long-term debt	23,488	6,873
Long-term debt, less current maturities	1,029,546	1,031,223
Stockholder's Equity	216,405	239,544